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                                                                     Exhibit 5.1
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                         [Letterhead of ServiceMaster]


                                 April 21, 1998


The ServiceMaster Company
One ServiceMaster Way
Downers Grove, Illinois  60515-1700


               Re:  Registration of Shares of Common Stock
                    on Form S-3 Under the Securities Act of 1933
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Ladies and Gentlemen:

     I am Senior Vice President and General Counsel of The ServiceMaster Company, a Delaware corporation (the "Company"). In that capacity, I have participated in the preparation of, and I am familiar with the contents of the Registration Statement on Form S-3 of the Company (Registration No. 333-49707) (the "Registration Statement"), which was originally filed with the Securities and Exchange Commission on April 9, 1998, which registers under the Securities Act of 1933 (the "Securities Act") the public offering (the "Public Offering") of an aggregate of 12,190,000 shares of common stock, par value $.01 per share (the "Common Stock") of the Company, of which 7,600,000 shares are being offered by the Company (the "Primary Shares") and 4,590,000 shares are being offered by certain stockholders of the Company (the "Secondary Shares" and, together with the Primary Shares, the "Shares").

     I have reviewed the resolutions adopted by the Board of Directors of the Company (the "Board") on March 20, 1998 relating to the Public Offering (the "Authorizing Resolutions"). Such resolutions, among other things, (i) authorize the Finance Committee of the Board to determine the number of shares of Common Stock to be offered by the Company and the price for which those shares may be sold, (ii) appoint Authorized Officers who are authorized to act on behalf of the Company with respect the matters relevant to the registration under the Securities Act of the Shares, (iii) authorize all or any one or more of the Authorized Officers to approve the terms of the Underwriting Agreements pursuant to which the Primary Shares will be sold to the Underwriters, (iv) authorize each Authorized Officer to cause the Company to take such other actions as such Authorized Officer determines to be within the scope of the resolution. Any resolution which shall be approved by the Finance Committee or any authorization which may be granted by all or any one or more of the Authorized Officers pursuant to the authority delegated by the Authorizing Resolutions or authority otherwise exercisable by such Committee or Officer or Officers is called an "Implementing Authorization" in this letter. I have also reviewed such other records and documents as I have deemed necessary in order to enable me to express the opinions stated herein.
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The ServiceMaster Company
April 21, 1998
Page 2


     On the basis of the foregoing and subject to the limitations and assumptions identified in this letter, I am of the opinion that:

     1. The Company is a corporation validly existing and in good standing under the Delaware General Corporation Law.

     2. The Primary Shares to be issued by the Company and duly authorized and will be validly issued, fully paid and nonassessable assuming that: (i) the issue and sale of the Primary Shares shall be authorized by an appropriate Implementing Authorization adopted by the Board, (ii) the certificates representing the Primary Shares comply as to form with the By-laws of the Company, the General Corporation Law of the State of Delaware and the Authorizing Resolutions and bear all necessary signatures and authentications, and (iii) the Company has received the prescribed consideration for the Primary Shares, which is in excess of $.01 per share.

     3. The Secondary Shares are duly authorized, validly issued, fully paid and nonassessable.

     All of my opinions assume that the Registration Statement will become effective under the Securities Act before any Shares covered by the Registration Statement are sold. I have also made other assumptions which I believe to be appropriate for purposes of this letter.

     My advice on every legal issue addressed in this letter is based exclusively on the internal law of Illinois, the Delaware General Corporation Law, or the federal law of the United States. This letter does not cover any law which in my experience would generally not be considered by lawyers in Illinois for purposes of the opinions contained in this letter. Without limiting by implication the generality of the preceding sentence, this opinion does not cover the securities laws of the state of Illinois or any other jurisdiction. This opinion and consent may be incorporated by reference in a subsequent registration on Form S-3 filed pursuant to Rule 462(b) under the Securities Act with respect to the registration of additional shares of Common Stock for sale in the Public Offering.

     I hereby consent to the inclusion of this letter as an exhibit to the Registration Statement and to the reference in each Prospectus included as part of the Registration Statement to my having issued the opinions expressed herein.

                                    Very truly yours,

                                    /s/ Vernon T. Squires

                                    Vernon T. Squires
                                    Senior Vice President and General Counsel